CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated September 26, 1997, which appears on page F-2 of the annual report on Form 10-KSB of Metropolitan Health Networks, Inc. and Subsidiaries for the year ended June 30, 1997, and to the reference to our Firm under the caption "Experts" in the Prospectus.




                                                         KAUFMAN, ROSSIN & CO.



Miami, Florida
June 30, 1998